Exhibit 99.1

Herbalife Completes $1.45 Billion Senior Secured Refinancing

Strategic Refinancing Expected to Result in Approximately $45 Million in Annual Cash Interest Savings1

LOS ANGELES, April 29, 2026 – Herbalife Ltd. (NYSE: HLF) (the “Company”), a premier health and wellness company, community and platform, today announced the closing of the previously announced private offering by HLF Financing SaRL, LLC and Herbalife International, Inc. (together, the “Issuers”), each a wholly owned subsidiary of the Company, of $800 million aggregate principal amount of 7.750% senior secured notes due in May 2033 (“2033 Secured Notes”). Concurrently with the issuance of the 2033 Secured Notes, the Company amended its 2024 senior secured credit facility (“2024 Credit Facility”). The amendments to the 2024 Credit Facility (as amended, the “2026 Credit Facility”), among other things, refinanced and replaced in full the 2024 Credit Facility with a $225 million senior secured Term Loan A (“2026 Term Loan A”) and a $425 million senior secured revolving credit facility (“2026 Revolving Credit Facility”), both maturing in April 2031.

“We are pleased to have completed this refinancing amid significant market volatility, further improving our capital structure and reinforcing the strength of our balance sheet,” said Chief Financial Officer John DeSimone. “The transaction meaningfully reduces our borrowing costs, is expected to result in approximately $45 million in annual cash interest savings1, extends our maturity profile, and provides additional financial flexibility moving forward.”

The Company used the net proceeds from these transactions, including borrowings under the 2026 Revolving Credit Facility, and available cash, to repay the $365 million outstanding principal balance on its 2024 Term Loan B and to fully redeem the $800 million outstanding principal balance of the Issuers’ 12.250% senior secured notes due 2029 (“2029 Secured Notes”), plus accrued and unpaid interest, and to pay related fees and expenses.

The 2029 Secured Notes were redeemed at 106.125% of principal. No early termination penalties were incurred in connection with the refinancing, other than the call premium reflected in the redemption price of the 2029 Secured Notes. Upon completion of the refinancing transactions, approximately $200 million was outstanding under the 2026 Revolving Credit Facility as of April 29, 2026.

The 2033 Secured Notes were issued at a price to the public of 100.00% of par and are non-callable for three years. The 2033 Secured Notes have a fixed annual interest rate of 7.750%, which will be paid semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2026.

The 2026 Term Loan A was issued at 100.0% of par and requires quarterly payments equal to 5.0% of the aggregate principal amount of the 2026 Term Loan A per annum, commencing with the quarter ending September 30, 2026. The 2026 Term Loan A and 2026 Revolving Credit Facility will initially bear interest at a per annum rate equal to SOFR plus 3.00% and will fluctuate depending on the Company’s total leverage ratio at a spread ranging from SOFR plus 2.50% to SOFR plus 3.25%. Total leverage ratio is defined as consolidated total debt to consolidated EBITDA as calculated under the 2026 Credit Facility.

[1]	Estimated annual cash interest savings were calculated based on total senior secured debt outstanding as of April 29, 2026, before and after the refinancing, and current applicable interest rates

The 2026 Term Loan A and 2026 Revolving Credit Facility require the Company to maintain a maximum total leverage ratio of 4.0x, a maximum first lien net leverage ratio of 2.5x and a minimum fixed charge coverage ratio of 2.0x.

The 2033 Secured Notes and 2026 Credit Facility will be guaranteed on a senior secured basis by the Company and certain of its existing and future domestic and foreign subsidiaries.

This press release is neither an offer to sell nor a solicitation of an offer to buy the 2033 Secured Notes, nor shall there be any sale of the 2033 Secured Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The 2033 Secured Notes have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company, community and platform that has been changing people's lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

●	the potential impacts of current global economic conditions, including inflation, unfavorable foreign exchange rate fluctuations, and tariffs or retaliatory tariffs, on us; our Members, customers, and supply chain; and the world economy;

●	our ability to attract and retain Members;

●	our relationship with, and our ability to influence the actions of, our Members;

●	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

●	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

●	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance matters;

●	the competitive nature of our business and industry;

●	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

●	the Consent Order entered into with the Federal Trade Commission, or FTC, the effects thereof and any failure to comply therewith;

●	risks associated with operating internationally and in China;

●	our ability to execute our growth and other strategic initiatives (such as restructuring efforts, increased market penetration in existing markets, and personalized product and related technology initiatives);

●	the effectiveness and acceptance of new technology-driven initiatives;

●	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the wars in Ukraine and the Middle East, cybersecurity incidents, pandemics, and/or other acts by third parties;

●	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;

●	our reliance on our information technology infrastructure, and our ability to successfully develop, deploy, and integrate artificial intelligence into our business;

●	noncompliance by us or our Members with any privacy, artificial intelligence and data protection laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand or change our direct-selling business model;

●	the sufficiency of our trademarks and other intellectual property;

●	product concentration;

●	our reliance upon, or the loss or departure of any member of, our senior management team;

●	our ability to integrate and capitalize on acquisition transactions;

●	restrictions imposed by covenants in the agreements governing our indebtedness;

●	risks related to our convertible notes;

●	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

●	our incorporation under the laws of the Cayman Islands; and

●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on February 18, 2026, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our Consolidated Financial Statements and the related Notes included therein. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Media Contact:

Miguel Lopez-Najera

Director, Global Corporate Communications

miguellope@herbalife.com

Investor Contact:

Erin Banyas

Vice President, Head of Investor Relations

erinba@herbalife.com

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